EAU TECHNOLOGIES, INC.

2007 STOCK INCENTIVE PLAN

SECTION 1

GENERAL

1.1     Purpose. The EAU Technologies, Inc. 2007 Stock Incentive Plan (the “Plan”) has been established by EAU Technologies, Inc. (the “Company”) to promote the interests of the Company and the stockholders of the Company by providing directors, executive officers and other employees of, and consultants and advisors to, the Company with appropriate incentives and rewards to encourage them to acquire a proprietary interest in the long−term success of the Company, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long−range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, as defined below, of options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock and other stock− based awards.

1.2     Definitions. Capitalized terms in the Plan shall be defined as set forth below:

In addition to the other definitions contained herein, the following definitions shall apply:

(a)     Affiliated Company. The term “Affiliated Company” means any company controlled by, controlling or under common control with the Company.

(b)     Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, Options, SARs, Restricted Stock and Other Stock-Based Awards.

(c)     Award Agreement. The term “Award Agreement” means a written employment, consulting or similar agreement between a Grantee and the Company or a written Award grant agreement under the Plan.

(d)     Board. The term “Board” shall mean the Board of Directors of the Company.

(e)      Cause. The term “Cause” means, unless otherwise provided by the Committee, (1) “Cause” as defined in any Award Agreement to which the Grantee is a party, or (2) if there is no such Award Agreement or if it does not define Cause: (A) conviction of the Grantee for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Grantee’s directorial, employment, consulting or advisory duties or (C) willful and deliberate failure on the part of the Grantee to perform the Grantee’s directorial, employment, consulting or advisory duties in any material respect. The Committee shall, unless otherwise provided in an Award Agreement with a Grantee, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(f)       Change in Control. The term “Change in Control” shall mean: (1) the acquisition (other than from the Company) in one or more transactions by any Person, as defined below, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of (A) the then outstanding shares of common stock of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Securities.  For purposes of this definition, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company; provided that for purposes of the Change of Control definition, Person shall not include any party named in a Schedule 13D with respect to the Company’s securities filed on or before the Effective Date of this Plan.

(g)     Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(h)     Committee. The term "Committee" means the committee of the Board described in Section 3 hereof and any sub-committee established by such Committee pursuant to Section 2.3.

(i)      [omitted]

(j)       Eligible Grantee. The term “Eligible Grantee” shall mean any director, executive officer or employee of, or consultant or advisor to, the Company or a Subsidiary, as determined by the Committee in its sole discretion. Anything in the Plan to the contrary notwithstanding, a consultant or advisor may only be determined to be an Eligible Grantee if (i) he or she is a natural person, (ii) he or she provides bona fide services to the Company or a Subsidiary, (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and (iv) the services do not directly or indirectly promote or maintain a market for the Company’s securities.

(k)     Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the “Fair Market Value” as of that date shall be (i) the closing sale price on the immediately preceding business day of a share of Stock as reported on the principal securities exchange on which shares of Stock are then listed or admitted to trading, or (ii) if not so reported, “Fair Market Value” shall be determined by the Committee in good faith and pursuant to a reasonable application of a reasonable valuation method in accordance with the relevant provisions of Section 409A of the Code.

(l)       Grantee. The term "Grantee" means a director, executive officer or employee of, or consultant or advisor to, the Company or a Subsidiary who has been granted an Award under the Plan.

(m)     ISO. The term "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(n)      NQSO. The term "NQSO" means any Option that is not designated as an ISO, or which is designated by the Committee as an ISO but which subsequently fails or ceases to qualify as an ISO.

(o)     Option. The term "Option" means a right, granted to an Eligible Grantee under Section 4.2(a), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(q)     Other Stock-Based Award. The term "Other Stock-Based Award" means a right or other interest granted to an Eligible Grantee under Section 4.2(e) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to an Eligible Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(r)     [omitted]

(s)     Restricted Stock. The term "Restricted Stock" means an Award of shares of Stock to an Eligible Grantee under Section 4.2(c) that may be subject to certain restrictions and to a risk of forfeiture. Stock issued upon the exercise of Options or SARs is not "Restricted Stock" for purposes of the plan, even if subject to post-issuance transfer restrictions or forfeiture conditions. When Restricted Stock vests, it ceases to be "Restricted Stock" for purposes of the Plan.

(t)     [omitted]

(u)     Rule 16b-3. The term "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, including any successor to such Rule.

(v)     Stock. The term "Stock" means shares of the common stock, par value $0.0001 per share, of the Company.

(w)      Stock Appreciation Right or SAR. The term "Stock Appreciation Right" or "SAR" means the right, granted to an Eligible Grantee under Section 4.2(b), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(x)     Subsidiary. The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, including, without limitation, any subsidiary corporation in which the Company has at least a 80% ownership interest, as determined in the discretion of the Committee.

SECTION 2

ADMINISTRATION

2.1     Committee. The authority to manage the operation of and administer the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 2. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee directors within the meaning of Rule 16b-3 and are outside directors within the meaning of Code Section 162(m). Unless otherwise determined by the Board, the Company’s Compensation Committee shall be designated as the “Committee” hereunder.

2.2     Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)     Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards.

(b)     The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)     Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.

(d)     In managing the operation of and administering the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

(e)     Subject to Section 3.2 hereof, neither the Board, the Committee nor their respective delegates shall have the authority to (i) reprice (or cancel and regrant) any Option, SAR or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders, (ii) take any other action (whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options) that has the effect of repricing an Option, SAR or other Award, or (iii) grant any Option, SAR or other Award that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Grantee upon exercise of the original Option, SAR or Award.

(f)     Anything in the Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

(g)     Anything in the Plan to the contrary notwithstanding, neither the Board nor the Committee may accelerate the payment or vesting of any Option, SAR or other Award except in the event of death, disability, retirement or a Change in Control.

2.3     Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members, including without limitation, the power to designate Grantees hereunder and determine the amount, timing and terms of Awards hereunder. Any such allocation or delegation may be revoked by the Committee at any time.

2.4     Information to be Furnished to Committee. The Company and its Subsidiaries and Affiliated Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries and Affiliated Companies as to an employee’s or Grantee’s service or employment, termination of employment, cessation of service, leave of absence, reemployment and compensation shall be conclusive unless the Committee determines such records to be incorrect. Grantees and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

2.5     Indemnification. Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification or elimination of liability to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 3

STOCK SUBJECT TO PLAN

3.1     Shares Available for Awards; Individual Limitations. Subject to the adjustments described below, the maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 2,250,000 shares of Stock. Up to 2,250,000 shares of Stock may be issued in the aggregate pursuant to Options, which may be either ISOs or NQSOs, and SARs. No more than 500,000 shares of Stock may be made subject to Awards granted to an individual in a single calendar year. Shares of Stock issuable hereunder may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Stock subject to an Award are forfeited or cancelled, or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture or cancellation, again be available for Awards under the Plan; provided, however, that with respect to SARs that are settled in Stock, the aggregate number of shares of Stock subject to the SAR grant shall be counted against the shares available for issuance under the Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. Shares of Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award. Awards that are settled solely in cash shall not reduce the number of shares of Stock available for Awards. Upon the exercise of any Award granted in tandem with any Award pursuant to Section 4.2(b)(i), such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

3.2     Adjustments for Changes in Capitalization. If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, or if the Company makes an extraordinary dividend or distribution to its stockholders (including without limitation to implement a spinoff) (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, the number and kind of shares of Stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise. Subject to any required action by the stockholders, the number and kind of shares covered by each outstanding Award, and the price per share in each such Award, to the extent applicable, shall be automatically proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Corporate Transaction to the extent necessary to prevent dilution or enlargement of the rights of Grantees under the Plan.

3.3      Certain Mergers and Other Extraordinary Events. If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under the plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award or (ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment under (i) above, as determined by the Committee in its sole discretion, equal to the value of the shares of stock or other securities or property otherwise payable under (i) above; (B) if Options or other Awards have not already become exercisable or vested under Section 4.2(g) hereof, the Committee may waive any limitations set forth in or imposed pursuant to the Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full and/or fully vested; and (C) all outstanding Options or SARs may be cancelled by the Committee as of the effective date of any merger, consolidation, liquidation, sale or other disposition, provided that any such cancellation pursuant to this Section 3.3 shall be contingent upon the payment to the affected Grantees, in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR. Any adjustments pursuant to this Section 3.3 shall be made by the Committee in its sole discretion, and its determination in that respect shall be final, binding and conclusive, regardless of whether or not any such adjustment shall have the result of causing an ISO to cease to qualify as an ISO.

3.4     Limitation on Grantees’ Rights. Except as hereinbefore expressly provided in this Section 3, a Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award, unless the Committee shall otherwise determine.

3.5     Company Right and Power. The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company (A) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (B) to merge or consolidate, (C) to dissolve, liquidate, sell, or transfer all or any part of its business or assets or (D) to issue any bonds, debentures, or preferred or other preference stock ahead of or affecting the Stock.

3.6     Fractional Shares. Notwithstanding anything contained in this Section 3, if any action described in this Section 3 results in a fractional share for any Grantee under any Award hereunder, such fraction shall be completely disregarded and the Grantee shall only be entitled to the whole number of shares resulting from such adjustment. All adjustments made by the Committee to effect the terms of this Section 3 shall be final, conclusive and binding upon the holders of Options, SARS and other Awards.

SECTION 4

AWARDS

4.1     General. The term of each Award shall be for such period as may be determined by the Committee, subject to the limitations set forth below. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine; provided, however, that any such terms and conditions shall not be inconsistent with Section 409A of the Code.

4.2     Types of Awards. The Committee is authorized to grant the Awards described in this Section 4.2, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon performance goals, as determined in the discretion of the Committee. Each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine.

(a)     Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(i)     Type of Award. The Award Agreement evidencing an Option shall designate the Option as either an ISO or an NQO, as determined in the discretion of the Committee. Notwithstanding the foregoing, the Committee may not designate an Option as an ISO if the Grantee is not an employee of the Company or any Subsidiary.

(ii)     Exercise Price. The exercise price of each Option granted under this Section 4.2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award.

(iii)     Exercise.

(A)     Subject to the provisions of the Plan, Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that no Option may be exercised more than ten years after its grant date and; provided, further, that to the extent a NQSO cannot be exercised because such exercise would violate Federal, state, or local laws, then the term of such NQSO shall be tolled for the period of time during which such exercise would violate applicable law, but not more than 30 days.

(B)     Except as set forth below in Section 4.2(g) and Section 5.11, no Option granted hereunder may be exercised after the earlier of (I) the expiration of the Option, (II) in the case of an Option granted to an employee of the Company or any Subsidiary, ninety days after the severance of an Option holder's employment with the Company or any Subsidiary, or (III) in the case of an Option granted to a director of the Company or any Subsidiary who was not also an employee of the Company or any Subsidiary at the time of grant, ninety days after cessation of service as a director of the Company or any Subsidiary; provided, however, that, if the Grantee leaves the board of directors of the Company or any Subsidiary in “good standing,” such Grantee’s Option shall remain in effect, vest, become exercisable and expire as if the Grantee had remained a director of the Company or any Subsidiary; whether or not the Grantee left the board of directors of the Company or any Subsidiary in “good standing” shall be determined by the Board in its sole discretion; provided, however, that any director who serves out his/her term but does not stand for re-election at the end thereof shall be deemed to have left the board of directors of the Company or any Subsidiary in “good standing. At the time of the grant of Options, the Committee may place restrictions on the exercisability or vesting of Options that shall lapse, in whole or in part, only upon the attainment of performance goals, as determined in the discretion of the Committee.

(C)     Whether an authorized leave of absence, or an absence for military or government service, constitutes (I) in the case of an employee, severance of an Option holder's employment relationship with the Company or a Subsidiary or (II) in the case of a director, cessation of the Option holder’s service as a director of the Company or any Subsidiary will be determined by the Committee at the time of the event, in its sole discretion.

(iv)     Payment of Option Exercise Price. The payment of the exercise price of an Option granted under this Section 4 shall be subject to the following:

(A)     Subject to the following provisions of this Section 4.2(a)(iv), the full exercise price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 4.2(a)(iv)(C) payment may be made as soon as practicable after the exercise).

(B)     The exercise price shall be payable in cash or by tendering (either by actual delivery of shares or by attestation) shares of Stock that are acceptable to the Committee and were valued at Fair Market Value as of the day the shares are tendered, or in any combination of cash, shares, or attested shares, as determined by the Committee.

(C)     To the extent permitted by applicable law and the policies adopted from time to time by the Committee, a Grantee may elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

(b)     SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(i)     In General. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may be made in cash, Stock, property, or a combination of the foregoing, as specified in the Award Agreement or determined in the sole discretion of the Committee. At the time of the grant of SARs, the Committee may place restrictions on the exercisability or vesting of SARs that shall lapse, in whole or in part, only upon the attainment of performance goals, as determined in the discretion of the Committee.

(ii)     Term and Exercisability of SARs. SARs shall be exercisable over the exercise period at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, however, that no SAR may be exercised more than 10 years after its grant date. Except as set forth below in Section 4.2(g) and Section 5.11, no SAR granted hereunder may be exercised after the earlier of (A) the expiration of the SAR, (B) in the case of an SAR granted to an employee of the Company or any Subsidiary, ninety days after the severance of an SAR holder's employment with the Company or any Subsidiary, or (C) in the case of an SAR granted to a director of the Company or any Subsidiary who was not also an employee of the Company or any Subsidiary at the time of grant, ninety days after cessation of service as a director of the Company or any Subsidiary; provided, however, that, if the Grantee leaves the board of directors of the Company or any Subsidiary in “good standing,” such Grantee’s Option shall remain in effect, vest, become exercisable and expire as if the Grantee had remained a director of the Company or any Subsidiary; whether or not the Grantee left the board of directors of the Company or any Subsidiary in “good standing” shall be determined by the Board in its sole discretion; provided, however, that any director who serves out his/her term but does not stand for re-election at the end thereof shall be deemed to have left the board of directors of the Company or any Subsidiary in “good standing.

(iii)     Payment. An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). An SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent.

(c)     Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(i)     Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of performance goals, as determined in the discretion of the Committee. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(ii)     Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate.

(iii)     Dividends. Except to the extent restricted under the applicable Award Agreement, dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend, and all cash and other property distributed as a dividend, shall be subject to the transfer restrictions, forfeiture risks and vesting conditions to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(d)     [omitted]

(e)     Other Stock-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. At the time of the grant of Other Stock-Based Awards, the Committee may place restrictions on the payout or vesting of Other Stock-Based Awards that shall lapse, in whole or in part, only upon the attainment of performance goals, as determined in the discretion of the Committee.

The Committee shall determine the terms and conditions of such Awards at the date of grant. Other Stock-Based Awards may not be granted with the right to receive dividend equivalent payments.

(f)     Settlement of Options and SARs. Shares of Stock delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

(g)     Vesting; Additional Terms. The vesting for each Award shall be determined by the Committee. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Award shall be considered the day on which such Award is granted. The term of any Award granted under the Plan will not exceed ten years from the date of grant. Notwithstanding the foregoing, if before the expiration of an Option or SAR, the holder's employment relationship with the Company or a Subsidiary terminates as a result of retirement in good standing or disability under the established rules of the Company then in effect, the Option or SAR will remain in effect, vest and be exercisable in accordance with its terms as if the holder remained an employee of the Company or Subsidiary. In the event of an Option or SAR holder's death during the term of his or her Option or SAR, all unvested Options and SARs will vest immediately and may be exercised by the holder's estate, or by the person to whom such right devolves from the holder by reason of his or her death, at any time within three years after the date of the holder's death but in no event later than the original termination date of the Option or SAR. In no event may an Option or SAR be exercised after three years following the holder's death. With respect to all other Awards, any unvested Awards shall immediately vest, and all restrictions pertaining to such other Awards shall lapse and have no further effect, upon the holder’s death or retirement in good standing or disability under the established rules of the Company then in effect. Upon the occurrence of a Change in Control, all outstanding Options and SARs shall vest and become exercisable and all other outstanding Awards shall vest and all restrictions pertaining to such other Awards shall lapse and have no further effect.

SECTION 5

OPERATION

5.1     Effective Date; Duration. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). The Plan shall have a duration of ten years from the Effective Date; provided that in the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding, although no further grants may be made following Plan termination.

5.2     Uncertificated Stock. Nothing contained in the Plan shall prohibit the issuance of Stock on an uncertificated basis, to the extent allowed by the Company’s Certificate of Incorporation and Bylaws, by applicable law and by the applicable rules of any stock exchange.

5.3     Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Grantee, through the surrender of shares of Stock which the Grantee already owns, or through the surrender of unrestricted shares of Stock to which the Grantee is otherwise entitled under the Plan, but only to the extent of the minimum amount required to be withheld under applicable law.

5.4     Use of Shares. Subject to the limitations on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

5.5     Transferability. Except as otherwise provided by the Committee, Options, SARs and any other unvested Awards or Awards subject to any restrictions hereunder are not transferable except as designated by the Grantee by will or by the laws of descent and distribution. Notwithstanding the foregoing, in no event may any such Award be transferred to a third party for consideration at any time.

5.6     Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Grantee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.7     Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Grantee shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Grantee, and the Committee may, but need not, require that the Grantee shall sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Grantee signature is required.

5.8     Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.9     Limitation of Implied Rights.

(a)     Neither a Grantee nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Grantee shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)     The Plan does not constitute a contract of employment, and selection as a Grantee will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan or the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.10     Forfeiture; Non-Competition Agreements. Notwithstanding any other provision of the Plan, except as provided in Section 5.11 below, if the Committee finds by a majority vote that: (i) the Grantee, before or after termination of his or her employment or advisory or consulting relationship with the Company or a Subsidiary (as used in this Section 5.10, an "Employer"), or in the case of a Grantee who is a director of the Employer, before or after cessation of his or her service as a director of the Employer, for any reason, (a) committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his or her employment or other engagement by Employer, and by such act damaged Employer, or (b) disclosed trade secrets of Employer; or (ii) the Grantee, before or after termination of his or her employment or other engagement with Employer for any reason, participated, engaged or had a financial or other interest (whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise) in any commercial endeavor in the United States competitive with the business of Employer (a) in violation of the EAU Technologies, Inc. Code of Ethics, as in effect on the date of such participation or other engagement, or (b) in such a manner that would have violated the Code of Ethics had Grantee been employed by Employer at the time of the activity in question, then any outstanding Awards which, in the case of Options or SARs, have not been exercised and, in the case of Awards other than Options or SARs, have not vested, will be forfeited. The decision of the Committee as to the nature of a Grantee's conduct, the damage done to Employer and the extent of the Grantee's competitive activity will be final. No decision of the Committee, however, will affect the finality of the discharge of the Grantee by Employer in any manner. The Committee may, in its discretion, include a form of non-compete, non-solicitation and/or non-disparagement agreement in any Award Agreement, and such non-compete, non-solicitation or non-disparagement agreement may be personalized, in the Committee’s discretion, to fit the circumstances of any specific Grantee.

5.11     Termination of Employment Following Change In Control. In the event that the employment of a Grantee who is an employee of the Company or a Subsidiary is terminated by the Company other than for Cause during the 24-month period following a Change in Control, all of such Grantee’s outstanding Options and SARs may thereafter be exercised by the Grantee, to the extent that such Options and SARs were exercisable as of the date of such termination of employment (a) for a period of 24 months from such date of termination or (b) until expiration of the stated term of such Option or SAR, whichever period is the shorter. The provisions of clause (ii) of Section 5.10 of the Plan shall not apply to any Grantee who incurs a termination of employment pursuant to this Section 5.11 with respect to activity after such termination of employment.

5.12      Section 409A. It is intended that all Options and SARs granted under the Plan shall be exempt from the provisions of Section 409A of the Code and that all other Awards under the Plan, to the extent that they constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder). The Plan and any Award Agreements issued hereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

5.14     Regulations and Other Approvals.

(a)     The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)     Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)     In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and applicable state securities laws, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(d)     With respect to persons subject to section 16 of the Securities and Exchange Act of 1934, as amended, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3.

5.15      Awards to Employees Subject to Taxation Outside of the United States. Without amending the plan, Awards may be granted to Grantees who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan. Such different terms and conditions may be reflected in Addenda to the Plan or in the applicable Award Agreement. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares which may be issued under the Plan or a change in the definition of Eligible Grantee.

SECTION 6

AMENDMENT AND TERMINATION

(a)     The Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

(i)     any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

(ii)     any change in the class of persons eligible to receive ISOs under the Plan;

(iii)     any change in the requirements of Sections 4.2(a)(ii) and 4.2(b)(iii) hereof regarding the exercise price of Options and the grant price of SARs; or

(iv)     any repricing or cancellation and regrant of any Option or, if applicable, other Award at a lower exercise, base or purchase price, whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options or any action that provides for Awards that contain a so-called “reload” feature under which additional Options or other Awards are granted automatically to the Grantee upon exercise of the original Option or Award.

(v)     any other amendment to the Plan that would require approval of the Company’s stockholders under applicable law, regulation or rule or stock exchange listing requirement.

Notwithstanding any of the foregoing, adjustments pursuant to Section 3 shall not be subject to the foregoing limitations of this Section 6.

(b)     Awards may not be granted under the Plan after the date of termination of the Plan, but Awards granted prior to that date shall continue to be exercisable according to their terms.

SECTION 7

GOVERNING LAW

The plan shall be governed by, and construed in accordance with, the laws of the State of Georgia, except to the extent that the General Corporation Law of the State of Delaware shall be applicable.